SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-TWINLAB CORP

                    GAMCO INVESTORS, INC.
                                 9/02/03           20,000-            0.0650
                                 8/29/03           15,000-            0.0650
                                 8/28/03           10,000-            0.0562
                                 8/28/03            3,000-            0.0600
                                 8/13/03           20,000-            0.1575
                                 8/12/03           17,000             0.1750
                                 8/11/03            4,000-            0.1600
                                 7/29/03           10,000-            0.2000
                    GABELLI FUNDS, LLC.
                         GABELLI SMALL CAP GROWTH FUND
					   8/19/03           13,000-            0.0550


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.

          (2) PRICE EXCLUDES COMMISSION.

          (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.